EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-09305, 333-89707, 333-53746, 333-104788, 333-116660, 333-135596, 333-166287, 333-166544, 333-176810, 333-213953, 333-239889, and 333-272774 on Form S-8 of our report dated February 14, 2024, relating to the financial statements of Pegasystems Inc. and the effectiveness of Pegasystems Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 14, 2024
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